Exhibit 99.1

Digital Recorders, Inc. Announces Series AAA Preferred Stock Shareholders' Vote to Reduce Dividend and Conversion Rates

    DALLAS--(BUSINESS WIRE)--Feb. 11, 2005--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, announced today that shareholders of its non-publicly traded Series
AAA Preferred Stock approved two changes to its Articles of Incorporation during a Special Meeting of the Series AAA Preferred
Stock shareholders held on Feb. 10, 2005, at the Company's North
Carolina offices.
    The approved changes to the Series AAA Preferred Stock Articles of Incorporation provide: (1) a reduction to the annual dividend rate for each share of Series AAA Preferred Stock from 10 percent to 5 percent; and (2) a reduction in the conversion rate for each share of Series
AAA Preferred Stock from $8.00 per share to $5.50 per share.
    "As amended, the Series AAA Preferred Stock will remain outstanding until such time the Company imposes a mandatory redemption of the equity security -- an event subject to the Company's sole discretion per the Articles of Incorporation amendment approved by Series AAA Preferred Stock shareholders on March 6, 2003. These changes were the only changes proposed to the Series AAA Preferred
Stock Articles of Incorporation. All other provisions within that document remain the same. In addition to bringing the dividend rate on the Series AAA Preferred Stock more in line with the current market, these changes may improve the Company's financial position. We deeply appreciate the long relationship we have been privileged to enjoy with our Series AAA Preferred Stock shareholders and their confidence in the Company," David L. Turney, DRI's Chairman, Chief Executive Officer and President, said.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement or security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec(R) route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    Statements regarding the possible future redemption of our Series AAA Preferred Stock and the possible effect such amendments may have on our balance sheet, as well as other statements that are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number or risks and uncertainties that could cause actual results and timing to differ from those contained in the forward-looking statements. These include, but are not limited to, uncertainties as to the occurance and timing of future redemptions and the benefits, if any, these amendments may have on our financial position. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.

    CONTACT: Digital Recorders, Inc.
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com
             or
             IR Counsel Contact:
             Citigate Sard Verbinnen
             Robin Weinberg, 212-687-8080
             Fax: 212-687-8344
             rweinberg@sardverb.com